Exhibit 10.2

AMENDMENT No. 1 of LNG SALE AND PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 OF LNG SALE AND PURCHASE AGREEMENT (this “Amendment”), dated 24 February 2015, is hereby entered into by and between Corpus Christi Liquefaction, LLC, a Delaware limited liability company whose principal place of business is located at 700 Milam St., Suite 1900, Houston, TX 77002 (“Seller” or “CCLNG”), and Électricité de France, S.A., a company registered in France whose principal place of business is located at 20 Place de la Défense, 92000 Paris-La Défense, France (“Buyer”). Buyer and Seller are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Buyer and Seller entered into that certain LNG Sale and Purchase Agreement (FOB) dated 17 July 2014 (the “Agreement”);

WHEREAS, upon Seller’s request, the Parties have agreed to amend the Agreement to effect a change in the Designated Train (including cancellation of Bridging Volumes); and

WHEREAS, this Amendment is hereby entered into by the Parties pursuant to Section 24.4 of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.

2.	Amendments.

a.	The definition of “Designated Train” is amended by deleting such definition in its entirety and the following definition is inserted in lieu thereof:
“Designated Train: the Second Train;”

b.
All of (i) the definitions of “Bridging Period”, “Bridging Start Date”, “Bridging Volume” and “Prorated Bridging Volume” in the Agreement, and (ii) Section 4.6 (Bridging Volumes) of the Agreement, are deleted in their entirety, and the table of contents shall be amended accordingly.

c.	Section 4.2.1 of the Agreement is amended by deleting such Section in its entirety and the following Section 4.2.1 is inserted in lieu thereof:
“The period that begins on the first Day of the Month that follows the date that is fifty-nine (59) Months after the CP Fulfillment Date and ends one hundred eighty (180) Days later shall be the “First Window Period”. Such fifty-nine (59) Month period shall be adjusted to reflect the guaranteed substantial completion date of the Designated Train in the final executed EPC Contract, provided however that such adjustment shall be a maximum of twelve (12) Months. Seller shall notify Buyer of such adjustment, if any, no later than the date upon which Seller gives notice pursuant to Section 2.2.2 of the fulfillment of the Condition Precedent identified in Section 2.2.1(f).”

3.	Section 4.5(a) of the Agreement is amended by deleting such Section in its entirety and the following Section 4.5(a) is inserted in lieu thereof:
“the first Contract Year is the period of time beginning on the Date of First Commercial Delivery and ending on December 31st of the same calendar year (the “First Contract Year”);”

4.	Section 5.1.4 of the Agreement is amended by deleting such Section in its entirety and the following Section 5.1.4 is inserted in lieu thereof:
“If the First Contract Year does not commence on January 1st and/or if the Final Contract Year does not end on December 31st then the ACQ will be proportionally reduced in each such Contract Year by the proportion that the number of Days in each such Contract Year bears to the total number of Days in the calendar year in which each such Contract Year occurs.”

5.	Miscellaneous

a.	Force and Effect. All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

b.
Further Assurances. Each Party hereby agrees to take all such action as may be necessary to effectuate fully the purposes of this Amendment, including causing this Amendment or any document contemplated herein to be duly registered, notarized, attested, consularized and stamped in any applicable jurisdiction.

c.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (United States of America) without regard to principles of conflict of laws that would specify the use of other laws.

d.
Confidentiality; Dispute Resolution; Immunity. The provisions of Section 19 (Confidentiality), Section 21.1 (Dispute Resolution), and Section 21.4 (Immunity) of the Agreement shall apply in this Amendment as if incorporated herein mutatis mutandis on the basis that references therein to the Agreement are to this Amendment.

e.
Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties, and includes all promises and representations, express or implied, and supersedes all other prior agreements and representations, written or oral, between the Parties relating to the subject matter thereof.

f.
Amendments and Waiver. This Amendment may not be supplemented, amended, modified or changed except by an instrument in writing signed by all Parties. A Party shall not be deemed to have waived any right or remedy under this Amendment by reason of such Party’s failure to enforce such right or remedy.

g.	Successors. The terms and provisions of this Amendment shall inure to the benefit of and shall be binding upon the Parties and their respective successors and permitted assigns.

h.
Severability. If a court of competent jurisdiction or arbitral tribunal determines that any clause or provision of this Amendment is void, illegal, or unenforceable, the other clauses and provisions of the Amendment shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the maximum extent permissible by law.

i.
No Third Party Beneficiaries. Except as expressly contemplated by the Agreement, nothing in this Amendment shall entitle any party other than the Parties to this Amendment to any claim, cause of action, remedy or right of any kind.

j.
Counterparts. This Amendment may be executed by signing the original or a counterpart thereof (including by facsimile or email transmission). If this Amendment is executed in counterparts, all counterparts taken together shall have the same effect as if the undersigned parties hereto had signed the same instrument.

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IN WITNESS WHEREOF, each of the undersigned Parties has caused this Amendment to be executed as of the date first above written.
SELLER:                        BUYER:
Corpus Christi Liquefaction, LLC             Électricité de France, S.A.

/s/ R. Keith Teague         /s/ Bruno Lescoeur _
Name: R. Keith Teague                Name: Bruno Lescoeur
Title: President and Chief Operating Officer        Title: Senior Executive Vice President
Gas & Southern Europe

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